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                                                                    Exhibit 23.1






              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 13, 1999 accompanying the consolidated financial statements and schedule of Ultrak, Inc. and subsidiaries appearing in the 1998 Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this Registration Statement on Form S-3 and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."



Grant Thornton, LLP

Dallas, Texas
June 14, 1999